Exhibit 10.1

EXECUTION VERSION

EIGHTH REFINANCING AMENDMENT dated as of February 18, 2021 (this “Amendment”), to the Credit Agreement (as defined below) among Denali Intermediate Inc., as Holdings (“Holdings”), Dell Inc., as the Company (the “Company”), Dell International L.L.C. as a Borrower (“Dell International”), EMC Corporation as a Borrower (“EMC” and, together with Dell International, the “Borrowers”), the Lenders party hereto, Credit Suisse AG, Cayman Islands Branch, as Term Loan B Administrative Agent and Collateral Agent (the “Term Loan B Administrative Agent”) and JPMorgan Chase Bank, N.A., as Term Loan A/Revolver Administrative Agent (the “Term Loan A/Revolver Administrative Agent” and, together with the Term Loan B Administrative Agent, the “Administrative Agents”).

RECITALS

A.     Holdings, the Company, the Borrowers, the Lenders party thereto from time to time and the Administrative Agents, are party to that certain Credit Agreement dated as of September 7, 2016 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement” and the Credit Agreement as amended by this Amendment, the “Amended Credit Agreement”).

B.     The Credit Agreement permits the Borrowers to obtain Credit Agreement Refinancing Indebtedness from any Lender or Additional Lender in respect of all or any portion of the Term Loans outstanding under the Credit Agreement in the form of Other Term Loans and Other Term Commitments pursuant to a Refinancing Amendment among the Company, the Borrowers, Holdings, each Administrative Agent and each Lender and/or Additional Lender that agrees to provide all or any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto.

C.     On the Eighth Amendment Effective Date (as defined below), the Borrowers intend to (i) incur additional Term B Loans pursuant to Sections 2.21 and 9.02 of the Credit Agreement in an aggregate principal amount of $3,143,125,000.00 (the “Refinancing Term B-2 Loans”) and (ii) use the proceeds of the Refinancing Term B-2 Loans, together with other funds available to the Borrowers, to repay all Term B Loans outstanding immediately prior to the Eighth Amendment Effective Date (the “Original Term B Loans”) and accrued interest thereon and to pay fees and expenses incurred in connection with the foregoing, in accordance with Sections 2.11, 2.18(c) and 2.21 of the Credit Agreement (collectively, the “Refinancing Transactions”).

D.     Subject to the terms and conditions set forth herein, the Person party hereto who has delivered a signature page as a Refinancing Term B-2 Lender (the “Refinancing Term B-2 Lender”) has agreed to provide a commitment (the “Refinancing Term B Commitment”) in an amount equal to $3,143,125,000.00. Any Lender holding Original Term B Loans immediately prior to the effectiveness of this Amendment is referred to herein as an “Existing Term B Lender”.

E.    Credit Suisse Loan Funding LLC, JPMorgan Chase Bank, N.A., Bank of America, N.A., Barclays Bank PLC, Citigroup Global Markets Inc., Goldman Sachs Bank USA, Deutsche Bank Securities Inc., RBC Capital Markets, and Morgan Stanley Senior Funding, Inc. are the joint lead arrangers and joint bookrunners for this Amendment and the Refinancing Term B-2 Loans (the “Eighth Refinancing Amendment Arrangers”).

F.     Subject to the terms and conditions set forth herein, Holdings, the Company, the Borrowers, the Administrative Agents and the Refinancing Term B-2 Lender desire to amend the Credit Agreement as set forth in Section 1.03 below (such amendments, the “Refinancing Amendments”) in order to effect the Refinancing Transactions. The Refinancing Amendments are a “Refinancing Amendment” permitted by Sections 9.02 and 2.21 of the Credit Agreement to provide for the Refinancing Term B-2 Loans.

AGREEMENTS

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto hereby agree as follows:

ARTICLE I.

SECTION 1.01.    Defined Terms. Capitalized terms used herein (including in the recitals hereto) and not otherwise defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement. The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Amendment.

SECTION 1.02. Refinancing Term B Commitments.

(a) Subject to the terms and conditions set forth herein, on the Eighth Amendment Effective Date, the Refinancing Term B-2 Lender agrees to fund a Refinancing Term B-2 Loan in a principal amount equal to $3,143,125,000.00.

(b)    Subject to the terms and conditions set forth herein, pursuant to Section 2.21 of the Credit Agreement, effective as of the Eighth Amendment Effective Date, for all purposes of the Loan Documents, (i) the Refinancing Term B Commitments shall constitute “Term Commitments” and “Other Term Commitments”, (ii) the Refinancing Term B-2 Loans shall constitute “Term Loans”, “Term B Loans” and “Other Term Loans” and (iii) the Refinancing Term B-2 Lender shall become an “Additional Term Lender”, “Additional Lender”, a “Term B Lender”, a “Term Lender” and a “Lender” and shall have all the rights and obligations of a Lender holding a Term B Loan Commitment (or, following the making of a Refinancing Term B-2 Loan, a Term B Loan).

(c)    The Original Term B Loans of each Existing Term B Lender shall, immediately upon the effectiveness of this Amendment, be repaid in full (together with any unpaid fees and interest accrued thereon (including, unless waived by such Existing Term B Lender, funding losses payable to any Existing Term B Lenders pursuant to Section 2.16 of the Credit Agreement)) with the proceeds of the Refinancing Term B-2 Loans and other funds available to the Borrowers. The Borrowers shall, on the Eighth Amendment Effective Date, pay to the Term Loan B Administrative Agent, for the accounts of the Existing Term B Lenders, all interest, fees and other amounts accrued to the Eighth Amendment Effective Date with respect to the Original Term B Loans.

(d)    The obligation of the Refinancing Term B-2 Lender to make Refinancing Term B-2 Loans on the Eighth Amendment Effective Date is subject to the satisfaction of the following conditions:

(i)    Immediately before and after giving effect to the Refinancing Transactions, (x) the conditions set forth in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement shall be satisfied on and as of the Eighth Amendment Effective Date, and the Refinancing Term B-2 Lender shall have received a certificate of a Responsible Officer dated the Eighth Amendment Effective Date to such effect and (y) the representations and warranties set forth in Section 2.01 hereof shall be true and correct.

(ii)    The Term Loan B Administrative Agent and the Refinancing Term B-2 Lender shall have received a favorable legal opinion of (A) Simpson Thacher & Bartlett LLP, New York and Delaware counsel for the Loan Parties and (B) Skadden, Arps, Slate, Meagher & Flom LLP, special Massachusetts counsel for the Loan Parties, in each case, covering such matters as the Administrative Agents may reasonably request and otherwise reasonably satisfactory to the Administrative Agents. The Borrowers hereby request each such counsel to deliver such opinion.

(iii)    The Term Loan B Administrative Agent shall have received (A) a certificate of good standing with respect to each of the Borrowers, the Company, Holdings and the Guarantors and (B) a closing certificate executed by a Responsible Officer of each of the Borrowers, the Company and Holdings dated the Eighth Amendment Effective Date, substantially in the form of the closing certificate delivered in connection with the Sixth Amendment, certifying as to the incumbency and specimen signature of each officer executing this Amendment or any other document delivered in connection herewith on behalf of each of the Borrowers, the Company and Holdings and attaching (1) a true and complete copy of the certificate of incorporation of each of the Borrowers, the Company and Holdings, including all amendments thereto, as in effect on the Eighth Amendment Effective Date, certified as of a recent date by the Secretary of State of the state of its organization, that has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (A) above, (2) a true and complete copy of the by-laws of each of the Borrowers, the Company and Holdings as in effect on the Eighth Amendment Effective Date and at all times since the date prior to the date of the resolutions described in clause (3) below and (3) a true and complete copy of resolutions duly adopted by the Board of Directors, of each of the Borrowers, the Company and Holdings authorizing the execution, delivery and performance of this Amendment and certifying that such resolutions have not been modified, rescinded or amended and are in full force and effect; provided that, in the case of each of clauses (B)(1) and (B)(2) above, in lieu of attaching a copy of any such Organizational Document, such closing certificate may include a representation that such Organizational Document has not been amended since the Sixth Amendment Effective Date.

(iv)    The Term Loan B Administrative Agent shall have received a certificate of the Company on behalf of each Loan Party (other than the Borrowers and Holdings), dated the Eighth Amendment Effective Date and executed by a Responsible Officer of the Company, certifying that, except as otherwise indicated therein, there have been no material amendments, supplements or modifications since the Sixth Amendment Effective Date to the documents delivered on the Sixth Amendment Effective Date pursuant to clauses (i) and (ii) of Section 4.01(d) of the Credit Agreement.

(v)    The Term Loan B Administrative Agent shall have received a Borrowing Request in a form reasonably acceptable to the Term Loan B Administrative Agent requesting that the Refinancing Term B-2 Lender make the Refinancing Term B-2 Loans to the Borrowers on the Eighth Amendment Effective Date.

(vi)    The Term Loan B Administrative Agent shall have received a notice of prepayment with respect to the Original Term B Loans setting forth the information required by Section 2.11(f) of the Credit Agreement on the Eighth Amendment Effective Date.

(vii)    The Term Loan B Administrative Agent and the Eighth Refinancing Amendment Arrangers shall have received all documentation at least three Business Days prior to the Eighth Amendment Effective Date and other information about the Loan Parties that shall have been reasonably requested in writing at least 10 Business Days prior to the Eighth Amendment Effective Date and that the Administrative Agents or the Eighth Refinancing Amendment Arrangers have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation Title III of the USA Patriot Act.

(viii)    If either Borrower qualifies as a “legal entity” customer under 31 C.F.R. § 1010.230 and either Administrative Agent has provided such Borrower the name of each requesting Lender and its electronic delivery requirements at least 10 Business Days prior the Eighth Amendment Effective Date, each such Lender requesting a certification regarding beneficial ownership as required by 31 C.F.R. § 1010.230 (such certification, the “Beneficial Ownership Certification”) shall have received, at least three (3) Business Days prior to the Eighth Amendment Effective Date, the Beneficial Ownership Certification in relation to such Borrower.

(ix)    The Term Loan B Administrative Agent shall have received a certificate from a Financial Officer of the Company certifying that the Company and its Subsidiaries, on a consolidated basis after giving effect to the transactions contemplated hereby, are Solvent.

(x)    The conditions to effectiveness of this Amendment set forth in Section 1.05 hereof (other than paragraph (b) thereof) shall have been satisfied.

(xi)    Each Loan Party shall have entered into a reaffirmation agreement, in form and substance reasonably satisfactory to the Administrative Agents.

SECTION 1.03.    Refinancing Amendments. Effective as of the Eighth Amendment Effective Date, the Credit Agreement is hereby amended as follows:

(i)    The following definitions are hereby added in the appropriate alphabetical order to Section 1.01 of the Credit Agreement (or, to the extent applicable, are hereby amended and restated in their entirety):

“Eighth Refinancing Amendment” means the Eighth Refinancing Amendment to this Agreement dated as of February 18, 2021, among Holdings, the Company, the Borrowers, the Term B Lenders party thereto and the Administrative Agents.

“Eighth Refinancing Amendment Arrangers” means Credit Suisse Loan Funding LLC, JPMorgan Chase Bank, N.A., Bank of America, N.A., Barclays Bank PLC, Citigroup Global Markets Inc., Goldman Sachs Bank USA, Deutsche Bank Securities Inc., RBC Capital Markets, and Morgan Stanley Senior Funding, Inc..

“Eighth Amendment Effective Date” has the meaning assigned thereto in the Eighth Refinancing Amendment.

“Eighth Refinancing Amendment Reaffirmation Agreement” means the Reaffirmation Agreement dated as of February 18, 2021, among Holdings, the subsidiaries of Holdings party thereto and the Term Loan B Administrative Agent.

“Original Term B Loans” has the meaning assigned thereto in the Eighth Refinancing Amendment.

“Refinancing Term B-2 Loans” has the meaning assigned thereto in the Eighth Refinancing Amendment.

(ii)    The definition of “Alternate Base Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended by amending and restating the second sentence thereof as follows:

“Notwithstanding the foregoing, and solely with respect to the Term B Facility, the Alternate Base Rate will be deemed to be 1.25% per annum if the Alternate Base Rate calculated pursuant to the foregoing provisions would otherwise be less than 1.25% per annum.”

(iii)    The definition of “Applicable Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended by amending and restating clause (a) in its entirety as follows:

“(a) with respect to any Term B Loan, (i) 0.75% per annum in the case of an ABR Loan, or (ii) 1.75% per annum in the case of a Eurocurrency Loan,”

(iv)    The definition of “LIBO Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended by amending and restating the first sentence of the final paragraph thereof as follows:

“Notwithstanding the foregoing, and solely with respect to the Term B Facility, the LIBO Rate in respect of any applicable Interest Period will be deemed to be 0.25% per annum if the LIBO Rate for such Interest Period calculated pursuant to the foregoing provisions would otherwise be less than 0.25% per annum.”

(v)    The definition of “Security Documents” set forth in Section 1.01 of the Credit Agreement is hereby amended by adding the text “, the Eighth Refinancing Amendment Reaffirmation Agreement” just before the text “and each other security agreement” appearing in such definition.

(vi)    The definition of “Term B Commitment” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Term B Commitment” means, with respect to each Term B Lender, its obligation to make a Refinancing Term B-2 Loan to the Borrowers pursuant to the Eighth Refinancing Amendment. On the Eighth Amendment Effective Date the initial aggregate principal amount of the Term B Commitments is $3,143,125,000.00.”

(vii)    The definition of “Term B Loan” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Term B Loan” means a Term B Loan made pursuant to clause (c) of Section 2.01, a New Term B Loan made pursuant to the First Refinancing Amendment, a Refinancing Term B-1 Loan made pursuant to the Sixth Refinancing Amendment and a Refinancing Term B-2 Loan made pursuant to the Eighth Refinancing Amendment.”

(viii)    Clause (a) of Section 2.10 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Subject to adjustment pursuant to paragraph (c) of this Section, the Borrowers shall repay (i) Term A-2 Loan Borrowings on the dates and in the amounts set forth on Annex I, (ii) Term Loan B Borrowings on the last day of each of January, April, July and October (commencing on April 30, 2021) in the principal amount of Term B Loans equal to (A) the aggregate outstanding principal amount of the Term B Loans on the Eighth Amendment Effective Date (after giving effect to the Eighth Refinancing Amendment) multiplied by (B) 0.25%, (iii) Term A-4 Borrowings on the dates and in the amounts set forth on Annex II, and (iv) Term A-6 Borrowings on the dates and in the amounts set forth on Annex III, in each case together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment; provided that if any such date is not a Business Day, such payment shall be due on the preceding Business Day.”

(ix)    Clause (a)(i) of Section 2.11 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a)(i)    The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty (subject to the immediately succeeding proviso); provided that in the event that, on or prior to the six month anniversary of the Eighth Amendment Effective Date, the Borrowers (i) make any prepayment of Term B Loans in connection with any Repricing Transaction the primary purpose of which is to decrease the Effective Yield on such Term B Loans or (ii) effect any amendment of this Agreement resulting in a Repricing Transaction the primary purpose of which is to decrease the Effective Yield on the Term B Loans, the Borrowers shall pay to the Term Loan B Administrative Agent, for the ratable account of each of the applicable Lenders, (x) in the case of clause (i), a prepayment premium of 1% of the principal amount of the Term B Loans being prepaid in connection with such Repricing Transaction and (y) in the case of clause (ii), an amount equal to 1% of the aggregate amount of the applicable Term B Loans outstanding immediately prior to such amendment that are subject to an effective pricing reduction pursuant to such Repricing Transaction.”

(x)    Section 2.14 of the Credit Agreement is hereby amended by amending and restating the final sentence thereof as follows:

“Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than 0.25% for purposes of this Agreement.”

(xi)    Section 2.20(b) of the Credit Agreement is hereby amended to replace clause (x) of the fourth proviso thereof with “[reserved]”.

(xii)    Section 5.10 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

“The Borrowers will use the proceeds of the Term B Loans, together with other funds available to the Borrowers, on the Eighth Amendment Effective Date to repay in full all of the Original Term B Loans (as defined in the Eighth Refinancing Amendment) together with all accrued and unpaid interest, fees and other amounts due in respect thereof.”

(xiii)    Section 9.04(b)(ii)(C) of the Credit Agreement is hereby amended by amending and restating the second proviso thereof as follows:

“provided further that, other than to the extent set forth in the Fourth Amendment, the Fifth Amendment and the Eighth Refinancing Amendment, such recordation fee shall not be payable in the case of assignments by any Affiliate of the Joint Bookrunners”

SECTION 1.04.    Assignments. Notwithstanding anything to the contrary in the Credit Agreement, each of the parties hereto agrees that assignments of any of the Refinancing Term B-2 Loans (including assignments by the Eighth Refinancing Amendment Arrangers or any of their respective Affiliates) shall be subject to a processing and recordation fee of $3,500 unless waived by the Term Loan B Administrative Agent in its sole discretion.

SECTION 1.05.    Amendment Effectiveness. This Amendment shall become effective as of the first date (the “Eighth Amendment Effective Date”) on which the following conditions have been satisfied:

(a)    The Administrative Agents and the Eighth Refinancing Amendment Arrangers (or their counsel) shall have received from (i) the Borrowers, (ii) Holdings, (iii) the Company, (iv) the Refinancing Term B-2 Lender and (v) the Administrative Agents either (x) counterparts of this Amendment signed on behalf of such parties or (y) written evidence satisfactory to the Administrative Agents (which may include facsimile or other electronic transmissions of signed signature pages) that such parties have signed counterparts of this Amendment.

(b)    The conditions to the making of the Refinancing Term B-2 Loans set forth in Section 1.02(d) hereof (other than clause (x) thereof) shall have been satisfied.

(c)    The Borrowers shall have obtained Refinancing Term B Commitments in an aggregate amount equal to $3,143,125,000.00. The Borrowers shall have paid in full, or substantially concurrently with the satisfaction of the other conditions precedent set forth in this Section 1.05 shall pay in full (i) all of the Original Term B Loans, (ii) all accrued and unpaid fees and interest with respect to the Original Term B Loans and (iii) to the extent invoiced, any amounts payable to the Persons that are Existing Term B Lenders immediately prior to the Eighth Amendment Effective Date pursuant to Section 2.16 of the Credit Agreement, in each case, with such payments to be made with the cash proceeds of the Refinancing Term B-2 Loans to be made on the Eighth Amendment Effective Date and other funds available to the Borrowers.

(d)    The Administrative Agents and the Eighth Refinancing Amendment Arrangers shall have received, in immediately available funds, payment or reimbursement of all costs, fees, out-of-pocket expenses, compensation and other amounts then due and payable in connection with this Amendment, including, to the extent invoiced at least one Business Day prior to the Eighth Amendment Effective Date, the reasonable fees, charges and disbursements of counsel for the Administrative Agents and the Eighth Refinancing Amendment Arrangers.

(e)    The Borrowers shall have paid to the Eighth Refinancing Amendment Arrangers the fees in the amounts previously agreed in writing to be received on the Eighth Amendment Effective Date.

The Term Loan B Administrative Agent shall notify the Borrowers, the Refinancing Term B-2 Lender and the other Lenders of the Eighth Amendment Effective Date and such notice shall be conclusive and binding. Notwithstanding the foregoing, the amendments effected hereby shall not become effective and the consents provided by the Lenders party hereto and the obligations of the Refinancing Term B-2 Lender hereunder to make Refinancing Term B-2 Loans will automatically terminate, if each of the conditions set forth or referred to in Sections 1.02(d) and 1.06 hereof has not been satisfied at or prior to 5:00 p.m., New York City time, on February 18, 2021.

ARTICLE II.

Miscellaneous

SECTION 2.01.    Representations and Warranties. (a) To induce the other parties hereto to enter into this Amendment, the Borrowers represent and warrant to each of the Lenders, including the Refinancing Term B-2 Lender, and the Administrative Agents that, as of the Eighth Amendment Effective Date and after giving effect to the transactions and amendments to occur on the Eighth Amendment Effective Date, this Amendment has been duly authorized, executed and delivered by each of Holdings, the Company and the Borrowers and constitutes, and the Amended Credit Agreement will constitute, its legal, valid and binding obligation, enforceable against each of the Loan Parties in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)    The representations and warranties of each Loan Party set forth in the Loan Documents are, after giving effect to this Amendment on such date, true and correct in all material respects on and as of the Eighth Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date and, to the extent any such representations and warranties are qualified as to materiality, Material Adverse Effect or similar language, such representations and warranties shall be true and correct in all respects).

(c)    After giving effect to this Amendment and the transactions contemplated hereby, no Default or Event of Default has occurred and is continuing on the Eighth Amendment Effective Date.

(d)    On the Eighth Amendment Effective Date, immediately after the consummation of the transactions contemplated under this Amendment to occur on the Eighth Amendment Effective Date, the Company and its Subsidiaries are, on a consolidated basis after giving effect to such transactions, Solvent.

SECTION 2.02.    Effect of Amendment. (a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of, the Lenders or the Administrative Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. The parties hereto acknowledge and agree that the amendment of the Credit Agreement pursuant to this Amendment and all other Loan Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Credit Agreement and the other Loan Documents as in effect prior to the Eighth Amendment Effective Date. Nothing herein shall be deemed to establish a precedent for purposes of interpreting the provisions of the Credit Agreement or entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply to and be effective only with respect to the provisions of the Credit Agreement and the other Loan Documents specifically referred to herein.

(b)    On and after the Eighth Amendment Effective Date, each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Credit Agreement, “thereunder”, “thereof”, “therein” or words of like import in any other Loan Document, shall be deemed a reference to the Amended Credit Agreement. This Amendment shall constitute a Refinancing Amendment entered into pursuant to Section 2.21 of the Credit Agreement and a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 2.03.    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York. The provisions of Sections 9.09 and 9.10 of the Amended Credit Agreement shall apply to this Amendment to the same extent as if fully set forth herein.

SECTION 2.04.    Indemnity; Costs and Expenses. The provisions of Section 9.03 of the Credit Agreement apply mutatis mutandis to each of the Eighth Refinancing Amendment Arrangers, their respective affiliates and controlling persons and the respective officers, directors, members, partners, employees, advisors, agents and representatives of each of the foregoing and their successors and permitted assigns (together with the Eighth Refinancing Amendment Arrangers, the “Arranger Group”) in respect of their activities and roles in connection with the transactions contemplated by this Amendment to the same extent as if the Arranger Group in their respective capacities under this Amendment were named therein. The Borrowers agree to reimburse the Administrative Agents and the Eighth Refinancing Amendment Arrangers for their reasonable out of pocket expenses in connection with this Amendment and the transactions contemplated hereby, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Administrative Agents and the Eighth Refinancing Amendment Arrangers.

SECTION 2.05.    Affiliate Activities. The Eighth Refinancing Amendment Arrangers and their respective affiliates may be providing debt financing, equity capital or other services (including, without limitation, financial advisory services) to the Company in respect of which Lenders may have conflicting interests regarding the transactions contemplated herein and otherwise. The Eighth Refinancing Amendment Arrangers and their respective affiliates are under no obligation or duty as a result of such roles to take any action or refrain from taking any action with respect to the transactions contemplated by this Amendment and each party hereto hereby waives, to the fullest extent permitted by law, any claims it may have against any Eighth Refinancing Amendment Arranger or its affiliates related thereto for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the transactions contemplated by this Amendment.

SECTION 2.06.    Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts shall be an original, but all of which shall together constitute one and the same instrument. This Amendment may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other electronic transmission of the relevant signature pages hereof, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Amendment. Each of the parties hereto represents and warrants to the other parties that it has the corporate capacity and authority to execute this Amendment through electronic mean and that there are no restrictions for doing so in that party’s constitutive documents.

SECTION 2.07.    Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their officers as of the date first above written.

DENALI INTERMEDIATE INC.

BY	/s/ Robert L. Potts
NAME:	Robert L. Potts
TITLE:	Senior Vice President and Assistant Secretary

DELL INC.

BY	/s/ Robert L. Potts
NAME:	Robert L. Potts
TITLE:	Senior Vice President and Assistant Secretary

DELL INTERNATIONAL L.L.C.

BY	/s/ Robert L. Potts
NAME:	Robert L. Potts
TITLE:	Senior Vice President and Assistant Secretary

EMC CORPORATION

BY	/s/ Robert L. Potts
NAME:	Robert L. Potts
TITLE:	Senior Vice President and Assistant Secretary

[Signature Page to Amendment No. 8]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a Lender, the Refinancing Term B-2 Lender, Term Loan B Administrative Agent and Collateral Agent

BY	/s/ Judith E. Smith
Name:	Judith E. Smith
Title:	Authorized Signatory

BY	/s/ Brady Bingham
Name:	Brady Bingham
Title:	Authorized Signatory

[Signature Page to Amendment No. 8]

JPMORGAN CHASE BANK, N.A., as the Term Loan A/Revolver
Administrative Agent

BY	/s/ Bruce S. Borden
Name:	Bruce S. Borden
Title:	Executive Director

[Signature Page to Amendment No. 8]